UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2007

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Compensatory Arrangements of Certain Officers.

At its meeting on June 7, 2007, the Board of Directors elected Mr. Stephen I. Sadove, Chairman and Chief Executive Officer of Saks, Inc., to the Board of Directors. Mr. Sadove, 55, brings extensive business leadership experience and a strong marketing and consumer products background to the Colgate Board. He joined the management team of Saks as vice chairman in 2002 and previously held various senior leadership positions at Brystol-Myers Squibb, including as senior vice president responsible for worldwide beauty care, and at General Foods USA, where he began his career in 1975. Mr. Sadove is also a director of Ruby Tuesday, Inc.

At the same meeting, the Board renewed the Colgate-Palmolive Company Executive Severance Plan (the “Plan”) for an additional three-year term to expire on June 30, 2010, on substantially the same terms and conditions as previously in effect, as described in the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders, with the following changes: the Board (a) reduced the maximum cash severance payable to a Participant under the Plan to 24 months of compensation as compared to 36 months previously; (b) deleted the tax gross-up provision in the Plan; and (c) limited compensation under the Plan to a level that maintains deductibility by the Company under Section 280G of the Internal Revenue Code and avoids the imposition of an excise tax on a Plan participant under Section 4999 of the Internal Revenue Code. A copy of the Plan, as renewed, is attached as Exhibit 10-A to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On June 7, 2007, the Board of Directors amended Article 6 of the Colgate-Palmolive Company By-Laws to add a provision giving stockholders the ability to call a special meeting. Specifically, subject to certain notice and information requirements, a special meeting of stockholders shall be called upon receipt of written requests from holders of shares representing at least 25% of the votes of the outstanding shares of capital stock entitled to vote on the business proposed to be conducted at such meeting. At the same time, the Board adopted conforming amendments to the advance notice procedure for stockholders to bring items of business or director nominees before the annual meeting and the procedure for stockholders to act by written consent contained in Article 7 of the By-Laws to conform these with the new special meeting provision and/or to update them in accordance with developments in Delaware law. It also amended Article 52, on fixing a record date, to track the Delaware General Corporation Law on this topic.

The By-Laws as amended became effective immediately upon their adoption by the Board. The amended By-Laws are attached as Exhibit 3-A to this Current Report on Form 8-K.

Item 9.01 Exhibits

(d)	Exhibits.

3-A	Colgate-Palmolive Company By-Laws, as amended through June 7, 2007

10-A	Colgate-Palmolive Company Executive Severance Plan, as amended and restated through June 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: June 7, 2007	By: /s/ ANDREW D. HENDRY
Name: Andrew D. Hendry
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3-A	Colgate-Palmolive Company By-Laws, as amended through June 7, 2007

10-A	Colgate-Palmolive Company Executive Severance Plan, as amended and restated through June 7, 2007